As filed with the Securities and Exchange Commission on January 19, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Linn Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	65-1177591
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania	15228
(Address of Principal Executive Offices)	(Zip Code)

Linn Energy, LLC

Long-Term Incentive Plan
(Full title of the plan)

Michael C. Linn

Linn Energy, LLC

650 Washington Road, 8th Floor

Pittsburgh, Pennsylvania

(Name and address of agent for service)

(412) 440-1400

(Telephone number, including area code, of agent for service)

Copies to:

Gislar Donnenberg

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Units representing limited liability company interests	3,829,905 units	$23.56	(2)	$90,232,562	$9,655
Units representing limited liability company interests	70,095 units	$21.00	(3)	$1,471,995	$158

(1)

Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of units that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding units.

(2)

With respect to 3,829,915 units subject to future awards, estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the units as reported on The Nasdaq National Market on January 13, 2006.

(3)

With respect to 70,085 units covered by unit options granted prior to the filing of this registration statement, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the price at which the options may be exercised.

PART  I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Linn Energy, LLC (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act.  Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

(1)   The prospectus as filed by the Company with the Commission (File No. 333-125501) pursuant to Rule 424(b)(4) of the Securities Act on January 13, 2006.

(2)   The description of the Company’s units contained in the Company’s Registration Statement on Form 8-A (File No. 000-51719) as filed by the Company with the Commission on January 12, 2006, and any amendment or report filed for the purpose of updating that description.

(3)   The current report on Form 8-K as filed by the Company with the Commission on January 19, 2006.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsover.  Section 7.7(a) of our limited liability company agreement (the “LLC Agreement”) provides that to the fullest extent permitted by law as it currently exists and to such greater extent as applicable law hereafter may permit, but subject to the limitations expressly provided in the LLC Agreement, the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or, while serving as a director or officer of the Company, is or was serving as a tax matters partner or, at the request of the Company, as a director, officer, tax matters partner, employee, partner, manager, fiduciary or trustee of the Company or any of its subsidiaries or any other person (each an “Indemnitee”) or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

Section 7.7(b) of our LLC Agreement provides that to the fullest extent permitted by law, but subject to the limitations expressly provided in the LLC Agreement, the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was serving as an Indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Any indemnification pursuant to Section 7.7 of the LLC Agreement shall be made only out of the assets of the Company, it being agreed that the members of the Company shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

Section 7.7 further provides that expenses (including attorneys’ fees) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 7.7(a) or (b) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Company as authorized in Section 7.7.

Section 7.8 of the LLC Agreement provides that no director shall be liable for monetary damages to the Company or the members of the Company for breach of fiduciary duty as a director except (i) for a breach of the director’s duty of loyalty to the Company or the members of the company; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.  Furthermore, the board of directors is not responsible for any misconduct or negligence on the part of any agent appointed by the board of directors in good faith.

In addition, the LLC Agreement provides that the Company may purchase and maintain insurance, on behalf of its directors and officers, and such other persons as the board of directors shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the LLC Agreement.

The Underwriting Agreement entered into by the Company in connection with its initial public offering of units provides for the indemnification of the directors and officers of the Company by the underwriters in certain circumstances.

Reference is made to Item 9 for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number	Description

+4.1

Form of Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC (including form of unit certificate) (incorporated by reference to Appendix A to the prospectus as filed by the Company with the Commission (File No. 333-125501) pursuant to Rule 424(b)(4) of the Securities Act on January 13, 2006).

+4.2

Linn Energy, LLC’s Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 4 to the Registration Statement on Form S-1 filed by the Company with the Commission (File No. 333-125501) on December 14, 2005).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP, for Linn Energy, LLC.

*23.2	Consent of KPMG LLP, for Waco Properties.

*23.3	Consent of Toothman Rice, PLLC.

*23.4	Consent of Elms, Faris & Co., LP.

*23.5	Consent of Hantzmon Wiebel LLP.

*23.6	Consent of Schlumberger Data and Consulting Services.

*23.7	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+ Incorporated by reference.

* Filed herewith.

Item 9.    Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on January 19, 2006.

LINN ENERGY, LLC

By:	/s/ Michael C. Linn
Michael C. Linn
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Linn Energy, LLC hereby constitute and appoint Michael C. Linn and Kolja Rockov, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Toby R. Neugebauer	Chairman of the Board	January 19, 2006
Toby R. Neugebauer
/s/ Michael C. Linn	President and Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2006
Michael C. Linn
/s/ Kolja Rockov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 19, 2006
Kolja Rockov
/s/ Donald T. Robinson	Chief Accounting Officer (Principal Accounting Officer)	January 19, 2006
Donald T. Robinson
/s/ George A. Alcorn	Director	January 19, 2006
George A. Alcorn
/s/ Terrence S. Jacobs	Director	January 19, 2006
Terrence S. Jacobs
/s/ Jeffrey C. Swoveland	Director	January 19, 2006
Jeffrey C. Swoveland

EXHIBIT INDEX

Exhibit
Number	Description

+4.1

Form of Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC (including form of unit certificate) (incorporated by reference to Appendix A to the prospectus as filed by the Company with the Commission (File No. 333-125501) pursuant to Rule 424(b)(4) of the Securities Act on January 13, 2006).

+4.2

Linn Energy, LLC’s Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 4 to the Registration Statement on Form S-1 filed by the Company with the Commission (File No. 333-125501) on December 14, 2005).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP., for Linn Energy, LLC.

*23.2	Consent of KPMG LLP., for Waco Properties.

*23.3	Consent of Toothman Rice, PLLC.

*23.4	Consent of Elms, Faris & Co., LP.

*23.5	Consent of Hantzmon Wiebel LLP.

*23.6	Consent of Schlumberger Data and Consulting Services.

*23.7	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+ Incorporated by reference.

* Filed herewith.